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                                                                    Exhibit 23.2

The Board of Directors
Sonic Solutions:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the registration statement.


/s/ KPMG LLP

San Francisco, California
October 9, 2000